SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     September 11, 2002

EAGLE SUPPLY GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25423	13-3889248

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
Incorporation)		Identification Number)

122 East 42nd Street, Suite 1116, New York, NY	10168

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (212) 986-6190

Item 5. Other Events.

     On May 15, 2002, Eagle Supply Group, Inc. (the “Company”) entered into a Securities Purchase Agreement (“Securities Purchase Agreement”) with certain accredited investors (“Investors”) to sell 1,090,909 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), and warrants to purchase up to 109,091 shares of Common Stock (the “Purchaser Warrants”) in a private placement transaction for gross proceeds to the Company, prior to the deduction of fees, expenses, and commissions, of $3 million. The Securities Purchase Agreement provided for the issuance and sale of the Common Stock and Purchaser Warrants in two equal and separate tranches.

     In the first tranche which closed on May 16, 2002, the Company received $1.5 million in gross proceeds for the sale of 545,455 shares of Common Stock and the issuance of Purchaser Warrants for the purchase of up to 54,545 shares of Common Stock. In addition to the payment of cash commissions of $150,000 plus $12,250 for attorneys fees, the Company also issued warrants to purchase up to 54,545 shares of Common Stock (“Finder Warrants”) to vFinance Investments, Inc. for its services in connection with the private placement. The Company paid its own attorneys fees and expenses and other related costs and expenses.

     In connection with the private placement, the Company entered into a registration rights agreement with the Investors pursuant to which the Company agreed, at its expense, to register for resale under the Securities Act of 1933 all shares of Common Stock issued in the private placement, as well as shares of Common Stock issuable upon the exercise of the Purchaser Warrants (the “Registration Rights Agreement”). The Company also provided similar registration rights for the shares of Common Stock underlying the Finder Warrants. A registration statement on Form S-3 (the “Registration Statement”) was timely filed for these purposes and declared effective by the Securities and Exchange Commission on September 6, 2002.

     Under the terms of the Securities Purchase Agreement, the second tranche was required to close no later than the fifth calendar day (September 11, 2002) following the effectiveness of the Registration Statement. The Company was advised on September 12, 2002, by vFinance Investments, Inc., and its counsel that the Investors have declined to make the additional investment required by the Securities Purchase Agreement. Accordingly, the second tranche has not closed, and the Company believes that it is unlikely that the second tranche will close. The Company currently is analyzing the situation to determine the most appropriate course of action with respect to these developments.

     On September 13, 2002, the Company issued a press release relating to the failure to close the second tranche of this offering, a copy of which is attached hereto as exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(a) Not Applicable

(b) Not Applicable

(c) Exhibits required by Item 601 of Regulation S-K

Exhibit No.	Description

99.1	Press Release issued September 13, 2002, relating to the failure to close the second tranche of the May 2002 private placement transaction of common stock and warrants by the Company.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE SUPPLY GROUP, INC.

Date: September 13, 2002	By:	/s/ Douglas P. Fields Douglas P. Fields Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued September 13, 2002, relating to the failure to close the second tranche of the May 2002 private placement transaction of common stock and warrants by the Company.